Exhibit 99.1

NATIONAL FLORA, INC.

(a wholly-owned Subsidiary of Gerald Stevens, Inc.)

FINANCIAL STATEMENTS

AUGUST 31, 2001

(with Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Board of Directors and Stockholders
FTD.COM INC.:

We have audited the accompanying balance sheet of National Flora, Inc. (a wholly-owned subsidiary of Gerald Stevens, Inc.) as of August 31, 2001, and the related statements of operations and changes in net investment by Parent and cash flows for the year then ended. These financial statements are the responsibility of FTD.COM’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Flora, Inc. as of August 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

January 10, 2002

Chicago, Illinois

NATIONAL FLORA, INC.

(a wholly-owned subsidiary of Gerald Stevens, Inc.)

BALANCE SHEET

(In thousands)

August 31,
2001
ASSETS

CURRENT ASSETS:
Accounts receivable	$29
Prepaid advertising	4,222
Other prepaid expenses	12

Total current assets	4,263

Property and equipment at cost, net	93
Deposits	25

Total assets	$4,381

LIABILITIES AND NET INVESTMENT BY PARENT

CURRENT LIABILITIES:
Accounts payable	$238
Other accrued liabilities	39

Total current liabilities	277

Net investment by Parent	4,104

Total liabilities and net investment by Parent	$4,381

See accompanying notes to financial statements.

NATIONAL FLORA, INC.

(a wholly-owned subsidiary of Gerald Stevens, Inc.)

STATEMENT OF OPERATIONS AND CHANGES IN NET INVESTMENT BY PARENT

(In thousands)

Year ended
August 31,
2001

Revenues:
Order revenues and service fees, net of discounts	$28,264
Commissions, including revenues from Parent of $709	1,813

Total revenues	30,077

Costs of fulfillment and processing service, including expenses from Parent of $4	21,675

Gross profit	8,402

Operating expenses:
Marketing and promotions	4,676
General and administrative, including expenses paid to Parent of $388	1,219

Total operating expenses	5,895

Income from operations	2,507
Interest income, from Parent	11

Income before income taxes	2,518
Income tax expense	966

Net income	1,552

Contributions from Parent, net	1,665

Net investment by Parent - beginning of period	887

Net investment by Parent - end of period	$4,104

See accompanying notes to financial statements.

NATIONAL FLORA, INC.

(a wholly-owned subsidiary of Gerald Stevens, Inc.)

STATEMENT OF CASH FLOWS

(In thousands)

Year ended
August 31,
2001

Net income	$1,552
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	97
Changes in assets and liabilities:
Accounts receivable	18
Prepaid advertising	(3,113)
Other prepaid expenses	21
Deposits	1
Accounts payable	(127)
Other accrued liabilities	(94)

Net cash used in operating activities	(1,645)

Net cash used in investing activities:
Purchase of property and equipment	(20)

Net cash provided by financing activities:
Contribution from Parent, net	1,665

Net increase in cash	-

Cash, beginning of period	-

Cash, end of period	$-

See accompanying notes to financial statements.

NATIONAL FLORA, INC.

(a wholly-owned subsidiary of Gerald Stevens, Inc.)

NOTES TO FINANCIAL STATEMENTS

Note 1.  Organization and Business

                National Flora, Inc. (“the Company”) is a telephone and Internet marketer of flowers and specialty gifts.  The Company operates the 1-800-488-2800 toll-free telephone number and the www.nationalflora.com Web site.

                The Company is a wholly-owned subsidiary of Gerald Stevens, Inc. (“GSI” or “Parent”), which acquired the assets of the Company in March 1999 for $10.0 million in cash and 1,553 shares of GSI common stock.

                On November 9, 2001, certain assets of the Company were purchased by FTD.COM INC. (“FTD.COM”) pursuant to an Asset Purchase Agreement dated as of November 7, 2001, by and among GSI, the Company and FTD.COM.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation

                As a wholly-owned subsidiary of GSI, the Company’s equity is reflected in net investment by Parent on the balance sheet.  Net investment by Parent is increased (decreased) for the Company’s net income (loss) and contributions (distributions).  Contributions by the Parent include commissions on telephone orders, interest income, and the clearing of floral orders.  Distributions to the Parent include income taxes, certain allocated general and administrative expenses, and the clearing of floral orders.  All cash generated from and cash required to support the Company’s operations is deposited and received into the Company’s depository and disbursement bank accounts.  As part of GSI’s central cash management system, GSI periodically takes cash from the depository account and funds the disbursement accounts, as needed.  As such, cash balances are also included in net investment by Parent on the balance sheet.

                Certain expenses reflected in the financial statements include allocations of expenses from GSI.  These allocations take into consideration personnel and other appropriate bases and generally include administrative expenses related to general management and insurance provided to the Company by GSI.  Allocations of expenses are estimates based on management’s best assessment of actual expenses incurred by the Company.  It is management’s opinion that the expenses charged to the Company are reasonable.

                The financial statements have been prepared as if the Company operated as a stand-alone entity since inception.  The financial information included herein may not necessarily reflect the financial position, results of operations or cash flows of the Company in the future or what the financial position, results of operations or cash flows of the Company would have been if it had been a separate, stand-alone Company during the periods presented.

Accounts Receivable

                Accounts receivable includes amounts owed from corporate customers for purchases of floral products, specialty gift items and gift certificates through the Company’s toll-free telephone number.  The credit risk associated with collection of accounts receivable is low due to the composition of the Company’s customer base.

Prepaid Advertising

                The Company acquires new customers and markets its services primarily through advertising in yellow page directories throughout the United States.  The Company has secured strategic ad locations on the first page of the “Florist” section in many directories.  Yellow page directories typically publish once a year, and the cost of each publication is expensed ratably over each such period.

Property and Equipment

                Property and equipment, consisting of office furniture and computer equipment, is stated at historical cost less accumulated depreciation.  Maintenance and repairs are charged to expense as incurred.  Depreciation is provided over the estimated useful lives of the respective assets using the straight-line method.  Accumulated depreciation as of August 31, 2001 was $378,000, and depreciation expense for the year ended August 31, 2001 was $97,000.

Income Taxes

                The Company is included in the consolidated U.S. income tax return of GSI.  The provision for income taxes of the Company has been calculated as if the Company were a stand-alone corporation filing separate income tax returns.  All cumulative current and deferred taxes have been settled through net investment by Parent.

                The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes.

Revenue and Cost Recognition

Order Revenues and Service Fees

                The Company records revenues and costs for fulfillment and processing services when an order is fulfilled.  Generally, when a customer makes a purchase, the Company receives the order and either transmits the order to a wire service which then transmits the order to the fulfilling florist, or a customer service representative will manually call the order out to a florist in the delivery area.  The Company recognizes 100% of the order value as revenue and recognizes associated costs for fulfillment and processing services.  Orders that are not fulfilled by a florist, such as holiday gift baskets, are fulfilled by a manufacturer or third party distributor.  In addition, the Company receives a service fee from the customer of $11.95, prior to any promotional discounts, for processing same day orders and $9.95 for next day and later orders.  Order revenues and service fees are reported net of discounts.

Commissions

                Commission revenues represent a fee, consistent with industry practice, for floral orders cleared through the respective clearinghouse through which the order was sent.

Marketing and Promotion Costs

                Marketing and promotion costs consist principally of yellow pages advertising expenditures and are charged to expense ratably over the life of the yellow pages publication.

Use of Estimates

                Management of the Company has made a number of estimates and assumptions relating to the reporting of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities in connection with the preparation of these financial statements in conformity with accounting principals generally accepted in the United States of America.  Actual results could differ from those estimates.

Concentration of Suppliers

                The Company is dependent upon certain significant vendors to supply products, specifically, the ability of florists to fulfill the Company’s floral orders and the ability of manufacturers or third party distributors to fulfill the Company’s specialty gift orders.

In addition, the Company utilizes a third party communication network as an important component of its operation.  Although there are a limited number of suppliers of this type of network, management believes that other suppliers could provide a similar network on comparable terms.  A change in suppliers, however, could cause a delay in order processing and fulfillment and a possible reduction in the quality of service, which could adversely affect operating results.

Fair Value of Financial Instruments

                Financial instruments, including accounts receivable, accounts payable and accrued liabilities are reflected in the financial statements at carrying or contract value.  Those values were not materially different from their fair values.

Note 3.  Related Parties

Transactions with GSI

                The Company engages in transactions with GSI in the normal course of its business.  Prior to July 10, 2001, when the Florafax wire service business unit ("Florafax"), including the clearinghouse, was sold by GSI to Teleflora LLC ("Teleflora"), Florafax was a wholly-owned subsidiary of GSI.  For the period presented through the date of the sale of Florafax to Teleflora, Florafax paid the Company commissions for orders cleared through the Florafax clearinghouse.  Additionally, for orders processed through the Florafax clearinghouse, Florafax charged the Company customary clearing and credit card processing fees.  After July 10, 2001, when Florafax was sold to Teleflora, the Company continued to utilize the Florafax system, however, the transactions were not related party transactions.  Costs for clearing services and credit card processing expenses are included in costs of fulfillment and processing service expenses.

                GSI also provides the Company with various services including human resources and general administration.  In consideration for these services, GSI charges the Company a monthly allocation.  These costs are classified as general and administrative expenses.  In fiscal year 2001, general and administrative expenses include $388,000 related to these allocated costs.

                Employees of the Company are eligible for various benefits under programs maintained by GSI.  Any related assets or liabilities are not included in the Company’s financial statements.

Note 4.  Leases

                The Company has entered into operating leases for the office building and certain office equipment.  Rental expense relating to these leases totaled $239,000 in fiscal year 2001.  The minimum aggregate annual operating lease obligations are as follows:

Fiscal Year	Amount
(in thousands)
2002	$165
2003	165
2004	45
Thereafter	22
Total	$397

Note 5.  Income Taxes

                The provision for income taxes on operating income for the year ended August 31, 2001 consisted of $800,000 in U.S. Federal taxes and $166,000 in state and local taxes.  The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax rate of 34% to income before income taxes as a result of the net-of-tax effect of state and local taxes.  All cumulative current and deferred taxes have been settled through net investment by Parent.